As filed with the Securities and Exchange Commission on March 29, 2005

Investment Company Act File No. 811-09735

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

☒

Amendment No. 7 ☒

(Check appropriate box or boxes)

MASTER FOCUS TWENTY TRUST

(Exact name of Registrant as specified in charter)

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Address Of Principal Executive Offices)

(609) 282-2800

(Registrant’s Telephone Number, Including Area Code)

Robert C. Doll, Jr.

Master Focus Twenty Trust

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust: Frank P. Bruno, Esq. SIDLEY AUSTIN BROWN & WOOD LLP 787 Seventh Avenue New York, New York 10019-6018	Andrew J. Donohue, Esq. FUND ASSET MANAGEMENT, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by Master Focus Twenty Trust (the “Registrant” or “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Trust’s Part B is incorporated by reference into the Trust’s Part A and the Trust’s Part A is incorporated by reference into the Trust’s Part B.

Master Focus Twenty Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of Merrill Lynch Focus Twenty Fund, Inc. (the “Fund”), as amended to date (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement is the prospectus of the Fund.

To date, the Fund invests all of its assets in beneficial interests in the Trust. The Fund is the only Feeder Fund that currently invests in the Trust. The Fund and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

i

PART A

MARCH 29, 2005

MASTER FOCUS TWENTY TRUST

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objective.

The Trust’s investment objective is long-term capital appreciation.

(b) Implementation of Investment Objective.

Outlined below are the main strategies the Trust uses in seeking to achieve its investment objective.

The Trust tries to achieve its investment objective by investing primarily in common stock of approximately 20 to 30 companies that Trust management believes have strong earnings and revenue growth and capital appreciation potential (also known as “aggressive growth companies”). Trust management begins its investment process by creating a universe of rapidly growing companies that possess certain growth characteristics. That universe is continually updated. Trust management then ranks each company within its universe by using research models that focus on growth characteristics such as positive earnings surprises, upward earnings estimate revisions, and accelerating sales and earnings growth. Finally, using its own fundamental research, Fund management evaluates each highly ranked company in order to confirm or deny the growth potential. Trust management believes that this investment process enables it to construct a portfolio of investments with strong growth characteristics.

The Trust generally invests at least 65% of its total assets in equity securities. Normally, the Trust will invest in the common stock of not less than 20 companies. The Trust may invest in companies of any size but emphasizes common stock of companies with mid to large stock market capitalizations (greater than $1 billion).

Other Strategies. In addition to the main strategies outlined above, the Trust may also use certain other investment strategies.

Although the Trust emphasizes investment in common stock, it may also invest in other equity securities including, but not limited to, the following:

•	Securities convertible into common stock

•	Preferred stock

•	Rights and warrants to subscribe to common stock

The Trust may invest without limitation in the securities of foreign companies in the form of American Depositary Receipts (“ADRs”). In addition, the Trust may invest up to 10% of its total assets in other forms of securities of foreign companies, including European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other securities convertible into securities of foreign companies.

The Trust may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

The Trust may invest in investment grade, non-convertible debt securities, illiquid securities, and U.S. Government securities of any maturity, although it typically will not do so to a significant extent. The Trust may invest in excess of 35% of its total assets in cash or U.S. dollar-denominated high quality short-term debt instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing. Normally, a portion of the Trust’s assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Trust’s losses, they can prevent the Trust from achieving its investment objective.

The Trust may also invest in certain derivative securities. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an index such as the S&P 500 Index.

The Trust may also make short sales of securities. The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 5% of the value of its total assets. The Trust may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

(c) Risks.

Set forth below is a summary discussion of the general risks of investing in the Trust. As with any fund, there can be no guarantee that the Trust will meet its objectives, or that the Trust’s performance will be positive over any period of time. Investors may lose money investing in the Trust.

Set forth below are the main risks of investing in the Trust:

Market Risk — Market risk is the risk that the U.S. or foreign equity markets will go down in value, including the possibility that the U.S. or foreign equity markets will go down sharply and unpredictably. In particular, the equity securities purchased by the Trust may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. As a result, investors should expect more volatility and should expect that when markets decline, the Trust may underperform the market averages.

Selection Risk —  Selection risk is the risk that the securities that Fund Asset Management, L.P. (the “Manager”) selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If Trust management’s expectations regarding particular stocks are not met, the Trust may not achieve its investment objective.

Sector Risk — As a sector fund that invests in sector companies, the Trust is subject to the risks associated with this sector. The Trust is more vulnerable to price changes of securities of issuers in sector related industries and factors that affect the sector than a more broadly diversified mutual fund.

Growth Investing Style Risk — The Trust follows an investing style that favors aggressive growth investments. Historically, growth investments, including aggressive growth investments, have performed best during the later stages of economic expansion. Therefore, the aggressive growth investing style may over time go in and out of favor. At times when the aggressive growth investing style used is out of favor, the Trust may underperform other equity funds that use different investing styles.

Non-Diversification Risk — The Trust is a non-diversified fund that invests in a limited number of companies in order to seek to achieve a potentially greater return. Because the Trust invests in securities of a smaller number of issuers, the Trust’s volatility risk is increased because the risks associated with and developments affecting an individual issuer have a greater impact on the Trust’s performance.

Mid Cap Securities — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

The Trust may also be subject to other risks associated with its investments and investment strategies, including:

Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change, based on changes in the issuer’s credit rating or the market’s perception of the issuer’s credit worthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Warrants — A warrant gives the Trust the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Trust has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Trust is able to exercise it or sell it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Trust loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

Foreign Market Risk — The Trust may invest in companies located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

Depositary Receipts — The Trust may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Trust may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Trust buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that have not been registered under the applicable securities laws. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Trust may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if the Manager receives material adverse nonpublic information about the issuer, the Trust will not be able to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Debt Securities — Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Trust’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Securities Lending — The Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Repurchase Agreements; Purchase and Sale Contracts — The Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If a repurchase agreement or purchase and sale contract is not denominated in U.S. dollars, the Trust’s return may be affected by currency fluctuations. If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Trust may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value declines, the Fund may lose money.

Derivatives — The Trust may use derivative instruments for hedging purposes or to seek to enhance returns. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Trust may use derivatives for hedging purposes, including anticipatory hedges, or to seek to enhance returns. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

Because the Trust may use derivatives to seek to enhance returns, such investments will expose the Trust to the risks outlined above to a greater extent than if the Trust used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

Short Sales — Because making short sales in securities that it does not own exposes the Trust to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Trust makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. The Trust will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Trust replaces the borrowed security. The Trust will realize a gain if the security declines in price between those dates. There can be no assurance that the Trust will be able to close out a short sale position at any particular time or at an acceptable price. Although the Trust’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Trust may also pay transaction costs and borrowing fees in connection with short sales.

Borrowing and Leverage Risk — The Trust may borrow for temporary emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust’s return. Certain derivative securities that the Trust may buy or other techniques that the Trust may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

(d) Portfolio Holdings.

For a discussion of the Trust’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Trust’s top ten holdings are available on a monthly basis at www.mutualfunds.ml.com generally within 12 business days after the end of the month to which the information applies.

Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Manager.

The Manager manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The investment management agreement between the Trust and the Manager gives the Manager the responsibility for making all investment decisions for the Trust. The Manager has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”), an affiliate, under which the Manager may pay a fee for services it receives from MLAM U.K.

The Trust pays the Manager a fee at the annual rate of 0.60% of the average daily net assets of the Trust. However, effective June 1, 2004, the Manager contractually agreed to waive a portion of its management fee equal to 0.05% of the Trust’s average daily net assets. The fee waiver agreement has an initial 10-month term and is renewable annually thereafter.

The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. MLAM U.K. was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. The Manager and its affiliates had approximately $492 billion in investment company and other portfolio assets under management as of February 2005.

Conflicts of Interest

The investment activities of the Manager and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its interest holders. The Manager provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Trust. Merrill Lynch (including, for these purposes, the Manager, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in Merrill Lynch having positions that are adverse to those of the Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, Merrill Lynch may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. The Trust may also make brokerage and other payments to Merrill Lynch in connection with the Trust’s investment transactions.

Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an affiliate of the Manager to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which the Trust may lend its portfolio securities under the securities lending program.

The activities of the Manager or its affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its interest holders. See the Part B of this registration statement for further information.

(a)(2) Portfolio Managers.

The Trust is managed by a team of investment professionals who participate in the team’s research process and stock selection. The members of the portfolio management team are responsible for the day-to-day management of the Trust. Brian Fullerton is the team’s leader and sets and oversees the implementation of the Fund’s overall investment model. Mr. Fullerton, who is a chartered financial analyst with over twenty years experience in financial services, is a Managing Director of Merrill Lynch Investment Managers (“MLIM”), and has been Chief Investment Officer (CIO) for MLIM Americas region and Head of MLIM Global Risk Management and Performance Measurement since 2001. Mr. Fullerton was Head of Risk Management for MLIM Americas from 1999 to 2001. Prior to joining Merrill Lynch in 1999, Mr. Fullerton was Senior Vice President and Treasurer at Putnam Investments, Inc., where he was in charge of Risk Management, Treasury and Tax. The other members of the Trust’s management team are Anthony Patti and Linfeng You. Messrs. Patti and You are responsible for the day to day maintenance of the investment model and for recommending trades based on that model. Mr. Patti is Chief Risk Officer for MLIM Americas and a chartered financial analyst who has over thirteen years of financial services experience. Prior to joining MLIM in 2001, Mr. Patti was a Vice President and Chief Operating Officer at JP Morgan’s E-Finance division and also managed a global market and credit risk team at JP Morgan. Mr. You has been a Vice President and Senior Risk Analyst with MLIM since 2000. Mr. You is a chartered financial analyst and has nearly ten years investment industry experience including prior roles as an equity quantitative analyst at Salomon Brothers/Salomon Smith Barney and Vestek Systems.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of shares of the Fund, please see Part B of this Registration Statement.

(b) Capital Stock.

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust.

Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 6 herein.

Item 6. Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the Trust may trade on weekends or other days when the Trust does not price its interests. As a result, the Trust’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Trust. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, market volatility or other occurrences or events that affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the market prices for such securities determined prior to the close of the NYSE. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded and prior to the time at which the Trust’s net asset value is determined, that security may be valued by another method that the Board of Trustees believes more accurately reflects the fair value.

The Board has adopted valuation procedures for the Trust and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that materially affect the Trust’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or reliable, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Trust. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

If, after the close of the principal market on which one or more securities held by the Trust are traded and before the time as of which the Trust’s net asset value is calculated that day, a significant event occurs that the Manager learns of and believes in the exercise of its judgment will cause a material change in the value of such securities from the closing price of the securities on the principal market on which they are traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Trust may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Trustees to take such volatility into account.

The Trust’s use of fair value pricing is designed to ensure that the Trust’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair valuation used by the Trust on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE or the next determination of the aggregate net asset value of the Trust.

(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933

Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Trust.

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions.

Not applicable.

(e) Frequent Purchase and Redemption of Trust Interests

The Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. However, the Trust may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account — How to Buy, Sell, Transfer and Exchange Shares — Short-Term Trading” in Part A of the Merrill Lynch Registration Statement for more information.

(f) Tax Consequences.

Because the Trust intends to operate as a partnership for federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, qualified dividend income eligible for taxation at reduced rates, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, qualified dividend income eligible for taxation at reduced rates, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”).

Item 7. Distribution Arrangements.

(a) Sales Loads.

Not Applicable.

(b) 12b-1 Fees.

Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master/Feeder Structure.”

PART B

MARCH 29, 2005

MASTER FOCUS TWENTY TRUST

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Focus Twenty Trust (the “Trust”), dated March 29, 2005, as it may be revised from time to time (the “Trust’s Part A”). The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of Merrill Lynch Focus Twenty Fund, Inc. (the “Fund”), as amended to date (the “Merrill Lynch Registration Statement”). This Registration Statement should be read in conjunction with the Merrill Lynch Registration Statement. Part A of the Merrill Lynch Registration Statement includes the prospectus of the Fund. Part B of the Merrill Lynch Registration Statement includes the Statement of Additional Information of the Fund.

The Trust is part of a “master/feeder” structure. The Fund invests all of its assets in beneficial interests in the Trust. The Fund is currently the only feeder fund that invests in the Trust. The Fund and any other feeder fund that may invest in the Trust from time to time are referred to herein as “Feeder Funds.”

Item 10. Trust History.

The Trust was organized as a statutory trust under the laws of the state of Delaware on October 25, 1999 and commenced operations on March 3, 2000.

Item 11. Description of the Trust and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the section entitled “Investment Objective and Policies” in Part I of Part B of the Merrill Lynch Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Merrill Lynch Registration Statement.

Information on the Trust’s policies and procedures with respect to the selective disclosure of the Trust’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Merrill Lynch Registration Statement.

Item 12. Management of the Trust.

(a) Management Information.

The Trustees of the Trust consist of seven individuals, six of whom are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “non-interested Trustees”). The Trustees of the Trust are also the Directors of the Fund. The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies and portfolios overseen in the complex of funds advised by Fund Asset Management, L.P. (“FAM” or the “Manager”), Merrill Lynch Investment Managers, L.P. (“MLIM”) or their affiliates (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
James H. Bodurtha (61)***	Trustee	Trustee since 1999	Director, The China Business Group, Inc., since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	38 registered investment companies consisting of 55 portfolios	None

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Joe Grills (70)***	Trustee	Trustee since 2002

Member of the Committee of

Investment of Employee Benefit

Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004; Vice Chairman from 1998 to 2004 and Director Emeritus since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice Chairman thereof since 2002; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.

				38 registered investment companies consisting of 55 portfolios	Kimco Realty Corporation

Herbert I. London (66)	Trustee	Trustee since 1999

John M. Olin Professor of

Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.

				38 registered investment companies consisting of 55 portfolios	None

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships

Roberta Cooper Ramo (62)	Trustee	Trustee since 1999	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice President, American Law Institute since 2004.	38 registered investment companies consisting of 55 portfolios	None

Robert S. Salomon, Jr. (68)	Trustee	Trustee since 2002	Principal of STI Management (investment advise) since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers equity mutual funds from 1992 to 1995; regular columnist with Forbes magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.	38 registered investment companies consisting of 55 portfolios	None

Stephen B. Swensrud (71)	Trustee	Trustee since 2002	Chairman of Fernwood Advisors Inc. (investment adviser) since 1996; Principal, Fernwood Associates (financial consultant) since 1975; Chairman of R.P.P. Corporation (manufacturing company) since 1978; Director of International Mobile Communications, Inc. (telecommunications company) since 1998.	39 registered investment companies consisting of 56 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified or until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute.
***	Co-Chairman of the Board and the Audit Committee.

Certain biographical and other information relating to the Trustee who is an officer and “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (50)***	President and Director	President and Director since 2005****	President of the MLIM/FAM-advised funds since 2005; President of FAM and MLIM since 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Co-Head (Americas Region) of FAM and MLIM from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999, Vice President, Treasurer and Secretary of the IQ Funds since 2004.	124 registered investment companies consisting of 163 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President and Treasurer since 1999	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.	126 registered investment companies consisting of 165 portfolios	None

Jeffrey Hiller (53)	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds since 2004; First Vice President and Chief Compliance Officer of MLIM since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; and Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, DC from 1990 to 1995.	127 registered investment companies consisting of 166 portfolios	None

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships

Alice A. Pellegrino (45)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and Princeton Services since 2004.	124 registered investment companies consisting of 163 portfolios	None

*	The address of each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions with FAM, MLIM, Princeton Services, and Princeton Administrators.
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified or until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws, or charter or by statute.

(b) Board of Trustees.

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended November 30, 2004.

The Trust also has a Nominating Committee, which consists of three of the non-interested Trustees: Herbert I. London, Roberta Cooper Ramo and Robert S. Salomon, Jr. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund shareholders or interest holders of the Trust as it deems appropriate. Feeder Fund shareholders or Trust interest holders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met once during the Trust’s fiscal year ended November 30, 2004.

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the MLIM/FAM-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2004 is set forth in the chart below:

Name	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in All Supervised Funds
Interested Trustee:
Robert C. Doll, Jr.	N/A	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	N/A	Over $100,000
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
Roberta Cooper Ramo	N/A	Over $100,000
Robert S. Salomon, Jr	N/A	Over $100,000
Stephen B. Swensrud	N/A	$10,001-$50,000

*	The Trust does not offer its interests for sale to the public.

As of March 21, 2005, the Trustees and officers of the Trust as a group owned no beneficial interest in the Trust. As of December 31, 2004, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

The Trust has entered into a Management Agreement with FAM (the “Management Agreement”). The Manager has also entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”). For the fiscal years ended November 30, 2004, November 30, 2003 and November 30, 2002, the Manager paid no fee to MLAM U.K. pursuant to the Sub-Advisory Agreement.

The Board of Trustees of the Trust and the Board’s Audit Committee meet in person at least quarterly for two days. In addition, the Board and the Audit Committee meet frequently by telephone between Board meetings. During these meetings the Board and its Audit Committee, which includes all members of the Board who are not interested persons of the Trust, review and evaluate extensive information regarding the nature, scope and quality of the services provided to the Trust by the personnel of the Manager, MLAM U.K. and their affiliates, and the quality of the personnel providing the services. These services include the administrative services provided by FAM under the administration agreement, stockholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund and the Trust. The Board also considers the direct and indirect benefits to the Manager and MLAM U.K. from their relationship with the Fund and Trust. Based on their experience as Trustees of the Trust and as directors of other MLIM/FAM-advised funds, the Boards have concluded that the Fund and Trust benefit, and should continue to benefit, from those services.

        At each meeting at which an agreement is considered for renewal, the non-interested Trustees review fund-specific data, including information supplied by FAM and its affiliates concerning the comparability of fees and total expenses and the performance of the Fund and Trust, and the profitability of the Fund and Trust to the Manager. In addition to information supplied to the Board by FAM and its affiliates, the Board considers extensive data compiled by Lipper Inc. that compares the Fund/Trust to other funds with comparable assets under management that are not advised by MLIM, FAM or their affiliates and that invest primarily in concentrated portfolio of aggressive growth securities. This information includes comparative data on performance, the Fund’s/Trust’s fee rate for advisory and administrative services and ratios for management expenses, investment-related expenses, analyses of portfolio turnover and total expenses. The Board reviews the Trust’s contractual management fees and actual management fee rate as a percentage of total assets at common asset levels - the actual rate includes advisory and administrative service fees and the effects of any fee waivers - and reviews historical Trust performance compared to the other funds in its category. The Board also compared the Trust’s/Fund’s total expenses to those of other, similarly managed funds. The Board noted the following: the Trust/Fund had (i) a contractual management fee rate at a common asset level that was just above the median of the eleven funds in its category and (ii) an actual management fee rate that was at the median of the funds in its category, and (iii) total expenses that were above the median of the funds in its group due primarily to the effects of transfer agency fees on small accounts. The Board also noted that the Trust’s historical net performance, which is in the fourth quartile and below median for the three year period, had improved over the recent one-year period (which includes appointment of the current management team) to just below the median of the performance group and above the one year performance of the Trust’s benchmark index.

The Board also requested, received and considered profitability information related to the management revenues from the Fund and the Trust. The Board also received and evaluated information concerning “soft dollar” benefits to the Manager and its affiliates from the trading of Fund/Trust securities. The Board also discussed a reduction in the management fee rate in light of the Trust’s/Fund’s long term performance and high total expense ratio. As part of this discussion, the Board took into consideration the fact that the Manager’s expenses have exceeded its revenues in connection with managing the Fund and also that the Manager had changed the Trust’s portfolio management team. As a result of the discussions between the Board and the Manager, the Manager proposed, and the Board approved as reasonable, the renewal of the management agreement that included a 0.05% contractual waiver of the management fee for the period June 1, 2004 through May 31, 2005, and agreed that further review and discussion of the contract would occur prior to the next scheduled renewal.

In reviewing the Management Agreement of the Fund/Trust, the Board attaches substantial importance to the experience, resources and strengths of the Manager and its affiliates in managing investment companies that invest primarily in equity securities of U.S. issuers using an aggressive growth investing style. The Board considered the amount of equity assets under the management of the Manager and its affiliates as well as the experience of the Trust’s portfolio management team. The Board noted that the Manager is one of the largest managers of equity assets and has over twenty-five years experience investing in equity securities, and that Messrs. Fullerton, Patti and You, the Fund’s/Trust’s portfolio managers, each has experience in the quantitative and statistical analytical techniques used by the management team in managing the Trust’s portfolio and in the application of these techniques to investments in equity securities. The Board noted that the Manager and the Trust’s new management team each has expertise in managing the types of investments used by the Trust and concluded that the Trust should benefit from that expertise. The Board based its conclusions on the Board members’ experience as directors of other open-end investment companies managed by the Manager that invest in equity securities and on their experience with other services, such as security analysis and risk management, performed by the Manager.

The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Fund/Trust to participate in any economies of scale that the Manager may experience as a result of growth in that Trust’s assets. The Board determined that the management fee rate schedule as reduced after giving effect to the agreed-upon contractual fee waiver that became effective June 1, 2004, would be reasonable. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

(c) Compensation

Each non-interested Trustee receives an aggregate annual retainer of $125,000 for his or her services to MLIM/FAM-advised funds, including the Trust and the Fund. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each such fund. In addition, each non-interested Trustee received a fee for each in-person Board meeting attended and each in-person Audit Committee meeting attended. The annual per meeting fees paid to each non-interested Trustee aggregate $100,000 for all MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds. Each Co-Chairman of the Audit Committee receives an additional annual retainer in the amount of $50,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Co-Chairman provides services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Trustees from the Fund and the Trust for the fiscal year ended November 30, 2004 and the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2004.

Name	Compensation From Trust/Fund	Pension or Retirement Benefits Accrued as Part of Trust/Fund Expense	Aggregate Compensation From Trust/Fund and Other MLIM/FAM- Advised Funds*
James H. Bodurtha†	$2,518	None	$250,000
Joe Grills†	$2,518	None	$250,000
Herbert I. London	$2,399	None	$225,000
André F. Perold**	$1,819	None	$168,750
Roberta Cooper Ramo	$2,399	None	$225,000
Robert S. Salomon, Jr.	$2,399	None	$225,000
Stephen B. Swensrud	$2,399	None	$231,000

†	Co-Chairman of the Board and the Audit Committee.
*	For information on the number of MLIM/FAM advised funds from which each Trustee receives compensation, see the table beginning on page B-2.
**	Mr. Perold resigned as a Trustee effective October 1, 2004.

(d) Sales Loads.

Not Applicable.

(e) Code of Ethics.

The Board of Trustees of the Trust has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Fund, FAM, MLAM U.K. and the Distributor. The Code of Ethics established procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Merrill Lynch Registration Statement.

Item 13. Control Persons and Principal Holders of Securities.

As of March 21, 2005 the Fund owns 100% of the outstanding shares of beneficial interest of the Trust and, therefore, controls the Trust.

All holders of beneficial interests (“Holders”) are entitled to vote in proportion to the amount of their interests in the Trust. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests in the Trust would be able to elect all the Trustees.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference from Part A of the Merrill Lynch Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the Merrill Lynch Registration Statement
Item 14(a)	Management and Advisory Arrangements Management and Other Service Arrangements
Item 14(c)	Management and Advisory Arrangements* Management and Other Service Arrangements*
Item 14(d)	Management and Advisory Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Back Cover Management and Other Service Arrangements*

*	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

FAMD, P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15. Portfolio Managers

The Trust is managed by a team that consists of Brian Fullerton, Anthony Patti and Linfeng You, who are jointly and primarily responsible for the day-to-day management of the Trust’s portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Merrill Lynch Registration Statement.

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the sections entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Merrill Lynch Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust. No certificates are issued.

Each investor in the Trust is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the Trust may trade on weekends or other days when the Trust does not price its interests. As a result, the Trust’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Trust. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of net asset value of the Trust.

Equity securities that are held by the Trust that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Trust securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Trust employs pricing services to provide certain securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) that are expected to materially affect the value of such securities occur during such periods, then these securities may be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by the Manager using a pricing service and/or procedures approved by the Board of Trustees.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Trust.

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations.

Not Applicable.

(c) Offering Price.

Not Applicable.

Item 19. Taxation of the Trust.

The Trust is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Trust as a partnership, each investor in the Trust takes into account its share of the Trust’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust’s fiscal year end is November 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

Certain transactions of the Trust are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Trust to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Trust’s beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Trust, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Feeder Funds could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

The Trust is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing Feeder Funds that are RICs will be treated as owners of their proportionate shares of the Trust’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20. Underwriters.

The exclusive placement agent for the Trust is FAMD (the “Placement Agent”), an affiliate of the Manager and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Pursuant to the Placement Agency Agreement, the Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Trust.

Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of the Trust, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2004 Annual Report of Merrill Lynch Focus Twenty Fund, Inc. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number

1(a)	—Certificate of Trust, dated October 25, 1999.(a)
(b)	—Amended and Restated Declaration of Trust, dated December 7, 1999.(a)
(c)	—Certificate of Amendment to Certificate of Trust, dated November 5, 1999.(a)
2	—Amended and Restated By-Laws of the Registrant, dated November 12, 2004.
3	—Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4(a)	—Form of Amended Management Agreement between the Registrant and Fund Asset Management, L.P.(c)
(b)	—Form of Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(a)
(c)	—Fee Waiver Agreement between the Registrant and Fund Asset Management, L.P.
5	—Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6	—None.
7	—Form of Custody Agreement between the Registrant and The Bank of New York.(i)
8(a)(1)	—Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(d)
(a)(2)	—Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(e)
(a)(3)	—Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)
(a)(4)	—Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(l)
(a)(5)	—Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(n)
(b)	—Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(f)
(c)	—Form of Subscription Agreement for the acquisition of interests in the Registrant.(f)
(d)	—Form of Master-Feeder Participation Agreement.(c)
(e)	—Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(h)
(f)	—Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC), dated August 10, 2001.(k)
9	—Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10	—Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
11	—None.
12	—Certificate of Merrill Lynch Focus Twenty Fund, Inc.(a)
13	—None.
14	—None.
15	—Code of Ethics.(g)
16	—Power of Attorney.(m)

(a)	Filed on December 21, 1999, as an Exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-09735) (the “Registration Statement”) under the Investment Company Act of 1940, as amended.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, as amended filed as Exhibits 1(a) and 1(c) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.

(c)	Filed on March 27, 2001, as an Exhibit to Amendment No. 2 to the Registration Statement.
(d)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(e)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(f)	Filed on March 21, 2000, as an Exhibit to Amendment No. 1 to the Registration Statement.
(g)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 33-110936), filed on January 22, 2004.
(h)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.
(i)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of The Asset Program, Inc. (File No. 33-53887), filed on March 21, 2002.
(j)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, (File No. 333-15973), filed December 13, 2002.
(k)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333,48929), filed on July 24, 2002.
(l)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(m)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Merrill Lynch Large Cap Series Funds, Inc. (File No. 333-89389), filed on February 24, 2005.
(n)	Incorporated by reference to Exhibits 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329), filed on January 14, 2005.

Item 24. Persons Controlled by or under Common Control with the Trust.

The Registrant does not control and is under no common control with any other person.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

See Item 5 in Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Fund Asset Management, L.P. (the “Manager” or “FAM”). Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during at least the past two fiscal years is incorporated herein by reference from Item 26 in Part C of the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File Nos. 333-89775 and 811-09651).

Item 27. Principal Underwriters.

(a) FAMD acts as the placement agent for the Registrant and the principal underwriter for each of the following open-end registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered companies: Merrill Lynch Senior Floating Rate Fund, Inc., and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Andrew J. Donohue	President and Director	None
Michael G. Clark	Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
John Fosina	Treasurer	None
Daniel Dart	Director	None
Jerry W. Miller	Director	None
Alice A. Pellegrino	Secretary	Secretary

(c) Not Applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 6 of the Trust’s Part A and Item 12 and Item 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 29th day of March, 2005.

MASTER FOCUS TWENTY TRUST

(Registrant)

/s/    DONALD C. BURKE

By:

(Donald C. Burke,
Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number	Description
2	—Amended and Restated By-Laws of the Registrant, dated November 12, 2004.

4(c)	—Fee Waiver Agreement between the Registrant and Fund Asset Management, L.P.

10	—Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant